Exhibit B-36(a)

                  Certificate of Incorporation
                               of
                   EWO Marketing Holding, Inc.


     FIRST:         The name of the Corporation is EWO Marketing
Holding, Inc. (hereinafter the "Corporation").

     SECOND:   The address of the registered office of the
Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

     FOURTH:   The total number of shares of stock which the
Corporation shall have authority to issue is three thousand 3,000 shares of capital stock having no par value per share and of one class; such class is hereby designated as common stock.

     FIFTH:    The business and affairs of the Corporation shall
be managed by or under the direction of the Board of Directors, which shall consist of not less than one (1) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Vacancies occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified.

     SIXTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and by any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     SEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by the holders of not less than the greater of (a) a majority of the outstanding stock of the Corporation entitled to vote thereon and (b) that number of shares of stock of the Corporation that would be required to take such action at a special or annual meeting of stockholders where holders of all outstanding stock of the Corporation were present, setting forth the action to be taken. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer of the Corporation, a majority of the members of the entire Executive Committee of the Board of Directors, if there shall be one, or by the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote at the special meeting.

     EIGHTH:   A.   To the fullest extent authorized or permitted
by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Any repeal or modification of this Section A of Article EIGHTH shall not have any effect on the liability or alleged liability of any director of this Corporation for any act or omission of such director occurring prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     B. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B of Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and the to advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section B of Article EIGHTH to directors and officers of the Corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Section B of Article EIGHTH shall not be exclusive of any other right which any person may have hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

     Any repeal or modification of this Section B of Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Section B of Article EIGHTH with respect to any acts or omissions occurring prior to such repeal or modification.

     C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any the mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

     NINTH:    Each of the directors of the Corporation may be
removed from office at any time, with or without cause, but a director may be removed without cause only by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation then entitled to vote for the election of such director.

     TENTH:    The name of the Incorporator is Christopher T.
Screen and his mailing address is c/o Entergy Services, Inc., 639
Loyola Avenue, New Orleans, Louisiana 70113.

     ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 27th day of October, 2000

                         ------------------------------------
                         Christopher T. Screen - Incorporator


Witness:


________________________________

                      AMENDED AND RESTATED
               LIMITED LIABILITY COMPANY AGREEMENT
                               OF
                   EWO MARKETING HOLDING, LLC

     This Amended and Restated Limited Liability Company Agreement (this "Agreement") of EWO Marketing Holding, LLC (the "Company") is entered into by and between Entergy Marketing Corp., a Delaware corporation ("EMC"), and Entergy Corporation, a Delaware corporation, ("Entergy", together with EMC and including any persons or entities admitted a an additional or a substitute member of the Company in accordance with this Agreement, the "Members").

     WHEREAS, Entergy Global Investments, Inc. ("EGI") and Entergy formed the Company as a limited liability company under and pursuant to the provisions of the Delaware Limited Liability Company Act (6 Del. C. Section 18-101 et. seq.), as amended from time to time (the "Act") and the Certificate was filed with the Secretary of State of the State of Delaware on March 16, 2001;

     WHEREAS, EGI has assigned all of its right, title, and interest in and to its limited liability company interests to EMC subject to the terms and conditions of the Assignment of Interests, Admission and Amendment Agreement dated as of the date hereof;

     WHEREAS, the Members hereby agree to continue the Company as a limited liability company pursuant to the provisions of the Act and upon the terms and conditions set forth in this Agreement.

     WHEREAS, this Agreement completely amends, restates and supersedes in its entirety that certain Limited Liability Company
Agreement of EWO Marketing Holding, LLC entered into on March 15,
2001 by EGI and Entergy.

     Therefore, the Members hereby agrees as follows:

1. Name. The name of the limited liability company shall continue to be EWO Marketing Holding, LLC. EGI was designated as an "authorized person" within the meaning of the Act, and has executed, delivered and filed the Certificate of Formation with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of Delaware, its powers as an "authorized person" ceased, and either Member shall now be a designated "authorized person" to execute, deliver and file an amendments and/or restatements of the Certificate of Formation and any other certificate (and any amendments and/or restatements thereof) permitted or required to be filed with the Secretary of State of the State of Delaware, and shall continue as the designated "authorized person" within the meaning of the Act. Either Member may execute, deliver and file any other certificates, affidavits and other documentation (and any amendments and/or restatements thereof) necessary to qualify the Company as a foreign limited liability company in any state or other jurisdiction in which such qualification is required by law.

     2. Purpose. The Company has been formed and is being continued for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act and engaging in any and all activities necessary or incidental to the foregoing.

     3. Registered Office. The address of the registered office of the Company in the State of Delaware is c/o The
Corporation Trust Company, Corporation Trust Center, 1209 Orange
Street, Wilmington, New Castle County, Delaware 19801.

     4. Registered Agent. The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is The Corporation Trust
Company, Corporation Trust Center, 1209 Orange Street,
Wilmington, New Castle County, Delaware 19801.

     5. Members. The name and the business, residence or mailing address of the Members are as follows:

                         Name      Address

     Entergy Marketing Corp.       c/o Entergy Corporation
                                   639 Loyola Avenue
                                   New Orleans, Louisiana 70113

     Entergy Corporation           639 Loyola Avenue
                                   New Orleans, Louisiana 70113

     6. Powers. The business and affairs of the Company shall be managed by the Members. Except as otherwise provided herein, Members holding a majority of the Percentage Interests shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein, including all powers, statutory or otherwise, possessed by members under the laws of the State of Delaware. Notwithstanding any other provisions of this Agreement, the Members are authorized to execute and deliver any document on behalf of the Company without any vote or consent of any other person. "Percentage Interests" means, with respect to any Member as of any date, the ratio (stated as a percentage) of such Member's limited liability company interest in the Company to the total ownership of the Company. The initial Percentage Interests of each Member is set forth in Exhibit A of this Agreement, as such exhibit may be amended from time to time.

     7. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the unanimous written consent of the Member, (b) at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Act, or (c) the entry of a decree of judicial dissolution under
Section 18-802 of the Act.

     8. Additional Contributions. The Members are not required to make any additional capital contribution to the Company.
However, any Member may at any time make additional capital contributions to the Company.

     9. Allocation of Profits and Losses. The Company's profits and losses shall be allocated to the Members in proportion to their Percentage Interests.

     10. Distributions. Distributions shall be made to the Members at the times and in the aggregate amounts determined by the Members. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to the Member on account of its interest in the Company if such distribution would violate Section 18-607 or
Section 18-804 of the Act or other applicable law.

     11. Assignments. Any Member may assign in whole or in part its limited liability company interest in the Company. Such assignment shall be deemed effective immediately following the admission to the Company of the assignee as a member of the Company.

     12. Resignation. Any Member may resign from the Company only upon the admission of a substitute member. Notwithstanding the foregoing, an assignee of a limited liability company interest in the Company may be admitted to the Company as a member of the Company upon its execution of a counterpart of this Agreement, all without the need for any act or consent of any other person or entity.

     13. Admission of Additional Members. One (1) or more additional members of the Company may be admitted to the Company with the consent of the Member.

     14. Liability of Members. No Member shall have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

     15. Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware, all rights and remedies being governed by said laws.

     16. Counterparts. This Agreement may be executed in multiple counterparts which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement effective as of the 19th day of March, 2001.

                         ENTERGY MARKETING CORP,


                         By:________________________________
                               Name: Michael G. Thompson
                               Title:  Director


                         ENTERGY CORPORATION


                         By:________________________________
                               Leo P. Denault
                               Authorized Signatory

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Agreement effective as of the 19th day of March, 2001.

                         ENTERGY MARKETING CORP,


                         By:________________________________
                               Name: Michael G. Thompson
                               Title:  Director


                         ENTERGY CORPORATION


                         By:________________________________
                               Leo P. Denault
                               Authorized Signatory

                            EXHIBIT A

                      Percentage Interests



Entergy Marketing Corp.                 80%



Entergy Corporation                     20%

                        State of Delaware

                Office of the Secretary of State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE

CORPORATION UNDER THE NAME OF "EWO MARKETING HOLDING, INC."  TO A

DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "EWO

MARKETING HOLDING, INC." TO "EWO MARKETING HOLDING, LLC", FILED

IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH, A.D. 2001, AT 2

O'CLOCK P.M.



                    /s/ Harriet Smith Windsor
                    -----------------------------------------
                    Harriet Smith Windsor, Secretary of State

                         AUTHENTICATION:     1028366
                         DATE:               03-16-01

     CERTIFICATE OF CONVERSION TO LIMITED LIABILITY COMPANY
                               OF
                   EWO MARKETING HOLDING, INC.
                               TO
                   EWO MARKETING HOLDING, LLC

     This Certificate of Conversion to Limited Liability Company, dated as of March 15, 2001, is being duly executed and filed by EWO Marketing Holding, Inc., a Delaware corporation (the "Company"), and Entergy Global Investments, Inc., a Delaware corporation as an authorized person of EWO Marketing Holding, LLC, a Delaware limited liability company (the "LLC"), to convert the Company to the LLC, under the Delaware Limited Liability Company Act (6 Del. C. section 18.101 et seq.) and the General Corporation Law of the State of Delaware (8 Del. C. section 101, et seq.) (the "GCL).

     1. The Company's name immediately prior to the filing of this Certificate of Conversion to Limited Liability Company was EWO Marketing Holding, In.c

     2. The Company filed its original certificate of incorporation with the Secretary of State of the State of Delaware and was first incorporated on October 27, 2000, in the State of Delaware, and was incorporated in the State of Delaware immediately prior to the filing of this Certificate of Conversion to Limited Liability Company.

     3. The name of the Delaware limited liability company into which the Company shall be converted as set forth in its certificate of formation is EWO Marketing Holding, LLC.

     4. The conversion of the Company to the LLC has been approved in accordance with the provisions of Section 228 and Section 266 of the GCL.

     5. The conversion of the Company to the LLC shall be effective upon the filing of this Certificate of Conversion to Limited Liability Company and a certificate of formation with the Secretary of State of Delaware.

     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Conversion to Limited Liability Company as of the date first above written.

     EWO MARKETING HOLDING, INC.   ENTERGY GLOBAL INVESTMENTS,INC.,
                                   as authorized person


     By:                                By:
     Name: Elizabeth A. Martin          Name: Michael G. Thompson
     Title:    Vice President           Title: Senior Vice President
                                               and Secretary

                                   STATE OF DELAWARE
                                   SECRETARY OF STATE
                                   DIVISION OF CORPORATIONS
                                   FILED 02:00 PM 3/16/2001
                                   010131403-3308386

                        State of Delaware

                Office of the Secretary of State


     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF

DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND

CORRECT COPY OF THE CERTIFICATE OF FORMATION "EWO MARKETING

HOLDING, LLC" FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF MARCH,

A.D. 2001, AT 2 O'CLOCK P.M.



                    /s/ Harriet Smith Windsor
                    -----------------------------------------
                    Harriet Smith Windsor, Secretary of State

                         AUTHENTICATION:     1028366
                         DATE:               03-16-01

                    CERTIFICATE OF FORMATION

                               OF

                   EWO MARKETING HOLDING, LLC

          This Certificate of Formation of EWO Marketing Holding, LLC (the "LLC"), dated March 15, 2001, is being duly executed and filed by Entergy Global Investments, Inc. as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C section 18-101, et. seq.).

          FIRST, The name of the limited liability company formed hereby is EWO Marketing Holding, LLC.

          SECOND, The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust
     Company, Corporation Trust Center, 1209 Orange Street,
     Wilmington, New Castle County, Delaware 19801.

          THIRD, The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                              ENTERGY GLOBAL INVESTMENTS, INC.,
                              as an authorized person


                              By:
                              Name: Michael G. Thompson
                              Title: Senior Vice President
                                     and Secretary


                                   STATE OF DELAWARE
                                   SECRETARY OF STATE
                                   DIVISION OF CORPORATIONS
                                   FILED 02:00 PM 3/16/2001
                                   010131403-3308386